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                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                                       FORM 8-K

                                    CURRENT REPORT

                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): July 24, 1996


                              FIRST COASTAL CORPORATION
                 ---------------------------------------------------
                (Exact name of registrant as specified in its charter)


           DELAWARE                    0-14087                06-1177661
(State or other jurisdiction of   (Commission File        (I.R.S. Employer
         incorporation                  Number)          Identification No.)


    36 THOMAS DRIVE, WESTBROOK, MAINE                       04092
    (Address of principal executive offices)              (Zip Code)


         Registrant's telephone number, including area code:  (207) 774-5000


 Not applicable
- --------------------------------------------------------------------------------
(Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS.

First Coastal Corporation (the "Company") announced that effective as of July 24, 1996 the Company had completed its recapitalization plan, whereby the Company repaid in full its obligation to the Federal Deposit Insurance Corporation in the amount of $9.75 million ($9.0 million loan principal amount plus accrued interest), stemming from the 1991 failure of Suffield Bank. The funds utilized to repay the obligation came from (i) the sale of 750,000 shares of the Company's common stock at $5.00 per share by means of a registered public offering; (ii) a dividend of $3.2 million from the Company's subsidiary, Coastal Savings Bank (the "Bank") to First Coastal; and (iii) the borrowing of $4.0 million from a group of four Maine savings banks, secured by the pledge by the Company of 100% of the outstanding common stock of the Bank.

The stock offering resulted in a 125% increase in the number of outstanding shares, to 1,357,861. The common stock commenced trading on Thursday, July 25, 1996 on The Nasdaq SmallCap Market under the symbol "FCME."


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Not applicable.

(b)      Not applicable.

(c)      Exhibits

         99a. Press Release of the Company and the Bank, dated July 24, 1996.

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                                      SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             FIRST COASTAL CORPORATION
                             (Registrant)



                             /s/Gregory T. Caswell
                             ---------------------------------------
                             Name:  Gregory T. Caswell
                             Title: President and Chief Executive Officer


Date: August 1, 1996

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                                    EXHIBIT INDEX


EXHIBIT NO.   IDENTITY OF EXHIBIT

99a.          Press Release of the Company and the Bank, dated July 24, 1996.